Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-164898 of Ecopetrol S. A. of our report dated July 14, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Ltda.

Bogota, Colombia
July 14, 2010